                                                                     EXHIBIT 4.2

              THE NON-EXECUTIVE EMPLOYEE EQUITY PARTICIPATION PLAN
                                       OF
                        ASSISTED LIVING CONCEPTS, INC.

          Assisted Living Concepts, Inc., a Nevada corporation, has adopted The Non-Executive Employee Equity Participation Plan of Assisted Living Concepts, Inc. (the "Plan"), effective January 1, 1998, for the benefit of its eligible employees and consultants. Officers, directors and key employees (as defined below) of the Company are not eligible to participate.

          The purposes of the Plan are as follows:

          (1) To provide an additional incentive for Employees and Consultants (as such terms are defined below) to further the growth, development and financial success of the Company by personally benefiting through the ownership of Company stock and/or rights which recognize such growth, development and financial success.

          (2) To enable the Company to obtain and retain the services of Employees and Consultants considered essential to the long range success of the Company by offering them an opportunity to own stock in the Company and/or rights which will reflect the growth, development and financial success of the Company.

                                   ARTICLE I.

                                  DEFINITIONS
          1.1. General.  Wherever the following terms are used in the Plan they
               -------
shall have the meanings specified below, unless the context clearly indicates otherwise.

          1.2. Administrator.  "Administrator" shall mean the entity that
               -------------
conducts the general administration of the Plan as provided herein. The term "Administrator" shall refer to the Committee unless the Board has assumed the authority for administration of the Plan generally as provided in Section 10.1.

          1.3. Award.  "Award" shall mean an Option, a Restricted Stock award or
               -----
a Stock Appreciation Right which may be awarded or granted under the Plan (collectively, "Awards").

          1.4. Award Agreement.  "Award Agreement" shall mean a written
               ---------------
agreement executed by an authorized officer of the Company and the Holder which shall contain such terms and conditions with respect to an Award as the Administrator shall determine, consistent with the Plan.

          1.5. Board.  "Board" shall mean the Board of Directors of the Company.
               -----

          1.6. Code.  "Code" shall mean the Internal Revenue Code of 1986, as
               ----
amended.

           1.7.  Committee.  "Committee" shall mean the Compensation Committee
                 ---------
of the Board, or another committee or subcommittee of the Board, appointed as provided in Section 10.1.

           1.8.  Common Stock.  "Common Stock" shall mean the common stock of
                 ------------
the Company, par value $.01 per share, and any equity security of the Company issued or authorized to be issued in the future, but excluding any preferred stock and any warrants, options or other rights to purchase Common Stock.

           1.9.  Company.  "Company" shall mean Assisted Living Concepts, Inc.,
                 -------
a Nevada corporation.

           1.10. Consultant.  "Consultant" shall mean any consultant or adviser
                 ----------
if:

           (a) the consultant or adviser renders bona fide services to the Company;

           (b) the services rendered by the consultant or adviser are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company's securities; and

           (c) the consultant or adviser is a natural person who has contracted directly with the Company to render such services.

           1.11. Director.  "Director" shall mean a member of the Board.
                 --------

           1.12. DRO. "DRO" shall mean a domestic relations order as defined by
                 ---
the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

           1.13.  Employee.  "Employee" shall mean any employee (as defined in
                  --------
accordance with Section 3401(c) of the Code) of the Company or any Subsidiary, other than officers, directors or Key Employees of the Company or any Subsidiary.

           1.14.  Exchange Act. "Exchange Act" shall mean the Securities
                  ------------
Exchange Act of 1934, as amended.

           1.15.  Fair Market Value.  "Fair Market Value" of a share of Common
                  -----------------
Stock as of a given date shall be (a) the closing price of a share of Common Stock on the principal exchange on which shares of Common Stock are then trading, if any (or as reported on any composite index which includes such principal exchange), on the trading day previous to such date, or if shares were not traded on the trading day previous to such date, then on the next preceding date on which a trade occurred, or (b) if Common Stock is not traded on an exchange but is quoted on NASDAQ or a successor quotation system, the mean between the closing representative bid and asked prices for the Common Stock on the trading day previous to such date as reported by NASDAQ or such successor quotation system; or (c) if Common Stock is not publicly traded on an exchange and not quoted on NASDAQ or a successor quotation system,

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

the Fair Market Value of a share of Common Stock as established by the Administrator acting in good faith.

           1.16.  Holder.  "Holder" shall mean a person who has been granted or
                  ------
awarded an Award.

           1.17.  Key Employee.  "Key Employee" shall mean any "significant
                  ------------
employee" of the Company or any Subsidiary disclosed by the Company pursuant to
Item 401(c) of Regulation S-K promulgated by the Securities and Exchange Commission under the Securities Act.

           1.18.  Option.  "Option" shall mean a stock option granted under
                  ------
Article IV of the Plan. All Options granted under the Plan shall be Non-Qualified Stock Options.

           1.19.  Plan.  "Plan" shall mean The Non-Executive Employee Equity
                  ----
Participation Plan of Assisted Living Concepts.

           1.20.  Restricted Stock.  "Restricted Stock" shall mean Common Stock
                  ----------------
awarded under Article VII of the Plan.

           1.21.  Securities Act.  "Securities Act" shall mean the Securities
                  --------------
Act of 1933, as amended.

           1.22.  Stock Appreciation Right.  "Stock Appreciation Right" shall
                  ------------------------
mean a stock appreciation right granted under Article IX of the Plan.

           1.23.  Subsidiary.  "Subsidiary" shall mean any corporation in an
                  ----------
unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

           1.24.  Substitute Award.  "Substitute Award" shall mean an Option
                  ----------------
granted under this Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock; provided, however, that in no
                                                   --------  -------
event shall the term "Substitute Award" be construed to refer to an award made in connection with the cancellation and repricing of an Option.

           1.25.  Termination of Consultancy.  "Termination of Consultancy"
                  --------------------------
shall mean the time when the engagement of a Holder as a Consultant to the Company or a Subsidiary is terminated for any reason, with or without cause, including, but not by way of limitation, by resignation, discharge, death or retirement; but excluding terminations where there is a simultaneous commencement of employment with the Company or any Subsidiary. The Administrator, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Consultancy, including, but not by way of limitation, the question of whether a Termination of Consultancy resulted from a discharge for good cause, and all questions of whether a particular leave of absence constitutes a Termination of Consultancy.

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

Notwithstanding any other provision of the Plan, the Company or any Subsidiary has an absolute and unrestricted right to terminate a Consultant's service at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in writing.

           1.26.  Termination of Employment.  "Termination of Employment" shall
                  -------------------------
mean the time when the employee-employer relationship between a Holder and the Company or any Subsidiary is terminated for any reason, with or without cause, including, but not by way of limitation, a termination by resignation, discharge, death, disability or retirement; but excluding (a) terminations where there is a simultaneous reemployment or continuing employment of a Holder by the Company or any Subsidiary, (b) at the discretion of the Administrator, terminations which result in a temporary severance of the employee-employer relationship, and (c) at the discretion of the Administrator, terminations which are followed by the simultaneous establishment of a consulting relationship by the Company or a Subsidiary with the former employee. The Administrator, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Employment, including, but not by way of limitation, the question of whether a Termination of Employment resulted from a discharge for good cause, and all questions of whether a particular leave of absence constitutes a Termination of Employment. Notwithstanding any other provision of the Plan, the Company or any Subsidiary has an absolute and unrestricted right to terminate an Employee's employment at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in writing.

                                  ARTICLE II.

                            SHARES SUBJECT TO PLAN

           2.1. Shares Subject to Plan.  The shares of stock subject to Awards
                ----------------------
shall be Common Stock, initially shares of the Company's Common Stock, par value $.01 per share. The aggregate number of such shares which may be issued upon exercise of such Options or rights or upon any such awards under the Plan shall not exceed Five Hundred Thousand Shares (500,000). The shares of Common Stock issuable upon exercise of such Options or rights or upon any such awards may be either previously authorized but unissued shares or treasury shares.

           2.2. Add-back of Options and Other Rights.  If any Option, or other
                ------------------------------------
right to acquire shares of Common Stock under any other Award under the Plan, expires or is canceled without having been fully exercised, or is exercised in whole or in part for cash as permitted by the Plan, the number of shares subject to such Option or other right but as to which such Option or other right was not exercised prior to its expiration, cancellation or exercise may again be optioned, granted or awarded hereunder, subject to the limitations of Section
2.1. Furthermore, any shares subject to Awards which are adjusted pursuant to
Section 11.3 and become exercisable with respect to shares of stock of another corporation shall be considered cancelled and may again be optioned, granted or awarded hereunder, subject to the limitations of Section 2.1. Shares of Common Stock which are delivered by the Holder or withheld by the Company upon the exercise of any Award under the Plan, in payment of the exercise price thereof or tax withholding thereon, may again be optioned, granted or awarded hereunder, subject to the limitations of Section 2.1. If any shares of Restricted Stock are surrendered by the

Holder or repurchased by the Company pursuant to Sections 7.4 or 7.5 hereof, such shares may again be optioned, granted or awarded hereunder, subject to the limitations of Section 2.1.

                                  ARTICLE III.

                              GRANTING OF AWARDS

           3.1. Award Agreement.  Each Award shall be evidenced by an Award
                ---------------
Agreement.

           3.2. Consideration.  In consideration of the granting of an Award
                -------------
under the Plan, the Holder shall agree, in the Award Agreement, to remain in the employ of (or to consult for) the Company or any Subsidiary for a period of at least one year (or such shorter period as may be fixed in the Award Agreement or by action of the Administrator following grant of the Award) after the Award is granted.

           3.3. At-Will Employment.  Nothing in the Plan or in any Award
                ------------------
Agreement hereunder shall confer upon any Holder any right to continue in the employ of, or as a Consultant for, the Company or any Subsidiary, or shall interfere with or restrict in any way the rights of the Company and any Subsidiary, which are hereby expressly reserved, to discharge any Holder at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written employment agreement between the Holder and the Company and any Subsidiary.

                                  ARTICLE IV.

               GRANTING OF OPTIONS TO EMPLOYEES AND CONSULTANTS

           4.1. Eligibility.  Any Employee or Consultant selected by the
                -----------
Committee pursuant to Section 4.2(a)(i) shall be eligible to be granted an Option.

           4.2. Granting of Options to Employees and Consultants.
                ------------------------------------------------

                (a) The Committee shall from time to time, in its absolute discretion, and subject to applicable limitations of the Plan:

                    (i) Select from among the Employees or Consultants (including Employees or Consultants who have previously received Awards under the Plan) such of them as in its opinion should be granted Options; and

                    (ii) Determine the number of shares to be subject to such Options granted to the selected Employees or Consultants.

                (b) Upon the selection of an Employee or Consultant to be granted an Option, the Committee shall instruct the Secretary of the Company to issue the Option and may impose such conditions on the grant of the Option as it deems appropriate.

     Without limiting the generality of the preceding sentence, the Committee may, in its discretion and on such terms as it deems appropriate, require as a condition on the grant of an Option to an Employee or Consultant that the Employee or Consultant surrender for cancellation some or all of the unexercised Options, any other Award or other rights which have been previously granted to him under the Plan or otherwise. An Option, the grant of which is conditioned upon such surrender, may have an Option price lower (or higher) than the exercise price of such surrendered Option or other award, may cover the same (or a lesser or greater) number of shares as such surrendered Option or other award, may contain such other terms as the Committee deems appropriate, and shall be exercisable in accordance with its terms, without regard to the number of shares, price, exercise period or any other term or condition of such surrendered Option or other award.

           4.3. Options in Lieu of Cash Compensation.  Options may be granted
                ------------------------------------
under the Plan to Employees and Consultants in lieu of cash bonuses which would otherwise be payable to such Employees and Consultants, pursuant to such policies which may be adopted by the Administrator from time to time.

                                   ARTICLE V.

                               TERMS OF OPTIONS

           5.1. Option Price.  The price per share of the shares subject to each
                ------------
Option granted to Employees and Consultants shall be set by the Committee; provided, however, that such price shall not be less than 100% of the Fair
--------  -------
Market Value of a share of Common Stock on the date the Option is granted.

           5.2. Option Term.  The term of an Option granted to an Employee or
                -----------
Consultant shall be set by the Committee in its discretion.

           5.3. Option Vesting.
                --------------

                (a) The period during which the right to exercise, in whole or in part, an Option granted to an Employee or a Consultant vests in the Optionee shall be set by the Committee and the Committee may determine that an Option may not be exercised in whole or in part for a specified period after it is granted. At any time after grant of an Option, the Committee may, in its sole and absolute discretion and subject to whatever terms and conditions it selects, accelerate the period during which an Option granted to an Employee or consultant vests.

                (b) No portion of an Option granted to an Employee or Consultant which is unexercisable at Termination of Employment or Termination of Consultancy, as applicable, shall thereafter become exercisable, except as may be otherwise provided by the Committee either in the Award Agreement or by action of the Committee following the grant of the Option.

           5.4. Substitute Awards.
                -----------------

           Notwithstanding the foregoing provisions of this Article V to the contrary, in the case of an Option that is a Substitute Award, the price per share of the shares subject to such Option may be less than the Fair Market Value per share on the date of grant, provided, that the excess of:
                                      --------

                (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award; over

                (b) the aggregate exercise price thereof; does not exceed the excess of;

                (c) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Committee) of the shares of the predecessor entity that were subject to the grant assumed or substituted for by the Company; over

                (d)  the aggregate exercise price of such shares.

                                  ARTICLE VI.

                              EXERCISE OF OPTIONS

           6.1. Partial Exercise.  An exercisable Option may be exercised in
                ----------------
whole or in part. However, an Option shall not be exercisable with respect to fractional shares and the Administrator may require that, by the terms of the Option, a partial exercise be with respect to a minimum number of shares.

           6.2. Manner of Exercise.  All or a portion of an exercisable Option
                ------------------
shall be deemed exercised upon delivery of all of the following to the Secretary of the Company or his office:

                (a) A written notice complying with the applicable rules established by the Administrator stating that the Option, or a portion thereof, is exercised. The notice shall be signed by the Holder or other person then entitled to exercise the Option or such portion of the Option;

                (b) Such representations and documents as the Administrator, in its absolute discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act and any other federal or state securities laws or regulations. The Administrator may, in its absolute discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars;

                (c) In the event that the Option shall be exercised pursuant to
     Section 11.1 by any person or persons other than the Holder, appropriate proof of the right of such person or persons to exercise the Option; and

                (d) Full cash payment to the Secretary of the Company for the shares with respect to which the Option, or portion thereof, is exercised. However, the Administrator, may in its discretion (i) allow a delay in payment up to thirty (30) days from the date the Option, or portion thereof, is exercised; (ii) allow payment, in whole or in part, through the delivery of shares of Common Stock which have been owned by the Holder for at least six months, duly endorsed for transfer to the Company with a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof; (iii) allow payment, in whole or in part, through the surrender of shares of Common Stock then issuable upon exercise of the Option having a Fair Market Value on the date of Option exercise equal to the aggregate exercise price of the Option or exercised portion thereof; (iv) allow payment, in whole or in part, through the delivery of property of any kind which constitutes good and valuable consideration; (v) allow payment, in whole or in part, through the delivery of a full recourse promissory note bearing interest (at no less than such rate as shall then preclude the imputation of interest under the Code) and payable upon such terms as may be prescribed by the Administrator; (vi) allow payment, in whole or in part, through the delivery of a notice that the Holder has placed a market sell order with a broker with respect to shares of Common Stock then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price, provided that payment of such proceeds is then made to the Company upon settlement of such sale; or (vii) allow payment through any combination of the consideration provided in the foregoing subparagraphs
     (ii), (iii), (iv), (v) and (vi). In the case of a promissory note, the Administrator may also prescribe the form of such note and the security to be given for such note. The Option may not be exercised, however, by delivery of a promissory note or by a loan from the Company when or where such loan or other extension of credit is prohibited by law.

           6.3. Conditions to Issuance of Stock Certificates.  The Company shall
                --------------------------------------------
not be required to issue or deliver any certificate or certificates for shares of stock purchased upon the exercise of any Option or portion thereof prior to fulfillment of all of the following conditions:

                (a) The admission of such shares to listing on all stock exchanges on which such class of stock is then listed;

                (b) The completion of any registration or other qualification of such shares under any state or federal law, or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body which the Administrator shall, in its absolute discretion, deem necessary or advisable;

                (c) The obtaining of any approval or other clearance from any state or federal governmental agency which the Administrator shall, in its absolute discretion, determine to be necessary or advisable;

                (d) The lapse of such reasonable period of time following the exercise of the Option as the Administrator may establish from time to time for reasons of administrative convenience; and

                (e) The receipt by the Company of full payment for such shares, including payment of any applicable withholding tax, which in the discretion of the Administrator may be in the form of consideration used by the Holder to pay for such shares under Section 6.2(d).

           6.4. Rights as Stockholders.  Holders shall not be, nor have any of
                ----------------------
the rights or privileges of, stockholders of the Company in respect of any shares purchasable upon the exercise of any part of an Option unless and until certificates representing such shares have been issued by the Company to such Holders.

           6.5. Ownership and Transfer Restrictions.  The Administrator, in its
                -----------------------------------
absolute discretion, may impose such restrictions on the ownership and transferability of the shares purchasable upon the exercise of an Option as it deems appropriate. Any such restriction shall be set forth in the respective Award Agreement and may be referred to on the certificates evidencing such shares.

           6.6. Additional Limitations on Exercise of Options.  Holders may be
                ---------------------------------------------
required to comply with any timing or other restrictions with respect to the settlement or exercise of an Option, including a window-period limitation, as may be imposed in the discretion of the Administrator.

                                  ARTICLE VII.

                           AWARD OF RESTRICTED STOCK

           7.1. Eligibility.  Restricted Stock may be awarded to any Employee or
                -----------
any Consultant who the Committee determines should receive such an Award.

           7.2. Award of Restricted Stock.
                -------------------------

                (a) The Committee may from time to time, in its absolute discretion:

                    (i) Select from among the Employees or Consultants (including Employees or Consultants who have previously received other awards under the Plan) such of them as in its opinion should be awarded Restricted Stock; and

                   (ii) Determine the purchase price, if any, and other terms and conditions applicable to such Restricted Stock, consistent with the Plan.

                (b) The Committee shall establish the purchase price, if any, and form of payment for Restricted Stock; provided, however, that such
                                               --------  -------
     purchase price shall be no
     less than the par value of the Common Stock to be purchased, unless otherwise permitted by applicable state law. In all cases, legal consideration shall be required for each issuance of Restricted Stock.

                (c) Upon the selection of an Employee or Consultant to be awarded Restricted Stock, the Committee shall instruct the Secretary of the Company to issue such Restricted Stock and may impose such conditions on the issuance of such Restricted Stock as it deems appropriate.

           7.3. Rights as Stockholders.  Subject to Section 7.4, upon delivery
                ----------------------
of the shares of Restricted Stock to the escrow holder pursuant to Section 7.6, the Holder shall have, unless otherwise provided by the Committee, all the rights of a stockholder with respect to said shares, subject to the restrictions in his Award Agreement, including the right to receive all dividends and other distributions paid or made with respect to the shares; provided, however, that
                                                       --------  -------
in the discretion of the Committee, any extraordinary distributions with respect to the Common Stock shall be subject to the restrictions set forth in Section 7.4.

           7.4. Restriction.  All shares of Restricted Stock issued under the
                -----------
Plan (including any shares received by holders thereof with respect to shares of Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization) shall, in the terms of each individual Award Agreement, be subject to such restrictions as the Committee shall provide, which restrictions may include, without limitation, restrictions concerning voting rights and transferability and restrictions based on duration of employment with the Company, Company performance and individual performance. Restricted Stock may not be sold or encumbered until all restrictions are terminated or expire. If no consideration was paid by the Holder upon issuance, a Holder's rights in unvested Restricted Stock shall lapse, and such Restricted Stock shall be surrendered to the Company without consideration, upon Termination of Employment or, if applicable, upon Termination of Consultancy with the Company; provided,
                                                                     --------
however, that the Committee in its sole and absolute discretion may provide that
-------
such rights shall not lapse in the event of a Termination of Employment following a "change of ownership or control" (within the meaning of Treasury Regulation Section 1.162-27(e)(2)(v) or any successor regulation thereto) of the Company or because of the Holder's death or disability; provided, further, the
                                                        --------  -------
Committee in its sole and absolute discretion may provide that no such lapse or surrender shall occur in the event of a Termination of Employment or a Termination of Consultancy without cause or following any change in control of the Company or because of the Holder's retirement, or otherwise.

           7.5. Repurchase of Restricted Stock.  The Committee shall provide in
                ------------------------------
the terms of each individual Award Agreement that the Company shall have the right to repurchase from the Holder the Restricted Stock then subject to restrictions under the Award Agreement immediately upon a Termination of Employment or, if applicable, upon a Termination of Consultancy between the Holder and the Company, at a cash price per share equal to the price paid by the Holder for such Restricted Stock; provided, however, that the Committee in its
                                  --------  -------
sole and absolute discretion may provide that no such right of repurchase shall exist in the event of a Termination of Employment following a "change of ownership or control" (within the meaning of Treasury Regulation Section 1.162-27(e)(2)(v) or any successor regulation thereto) of the

Company or because of the Holder's death or disability; provided, further, that
                                                        --------  -------
the Committee in its sole and absolute discretion may provide that no such right of repurchase shall exist in the event of a Termination of Employment or a Termination of Consultancy without cause or following any change in control of the Company or because of the Holder's retirement, or otherwise.

           7.6. Escrow.  The Secretary of the Company or such other escrow
                ------
holder as the Committee may appoint shall retain physical custody of each certificate representing Restricted Stock until all of the restrictions imposed under the Award Agreement with respect to the shares evidenced by such certificate expire or shall have been removed.

           7.7. Legend.  In order to enforce the restrictions imposed upon
                ------
shares of Restricted Stock hereunder, the Committee shall cause a legend or legends to be placed on certificates representing all shares of Restricted Stock that are still subject to restrictions under Award Agreements, which legend or legends shall make appropriate reference to the conditions imposed thereby.

           7.8. Section 83(b) Election.  If a Holder makes an election under
                ----------------------
Section 83(b) of the Code, or any successor section thereto, to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which the Holder would otherwise be taxable under Section 83(a) of the Code, the Holder shall deliver a copy of such election to the Company immediately after filing such election with the Internal Revenue Service.

                                 ARTICLE VIII.

                          (Intentionally left blank)

                                  ARTICLE IX.

                           STOCK APPRECIATION RIGHTS

           9.1. Grant of Stock Appreciation Rights.  A Stock Appreciation Right
                ----------------------------------
may be granted to any Employee or Consultant selected by the Committee. A Stock Appreciation Right may be granted (a) in connection and simultaneously with the grant of an Option, (b) with respect to a previously granted Option, or (c) independent of an Option. A Stock Appreciation Right shall be subject to such terms and conditions not inconsistent with the Plan as the Committee shall impose and shall be evidenced by an Award Agreement. Without limiting the generality of the foregoing, the Committee may, in its discretion and on such terms as it deems appropriate, require as a condition of the grant of a Stock Appreciation Right to an Employee or consultant that the Employee or consultant surrender for cancellation some or all of the unexercised Options, awards of Restricted Stock or Stock Appreciation Rights, or other rights which have been previously granted to him under the Plan or otherwise.

           9.2. Coupled Stock Appreciation Rights.
                ---------------------------------

                (a) A Coupled Stock Appreciation Right ("CSAR") shall be related to a particular Option and shall be exercisable only when and to the extent the related Option is exercisable.

                (b) A CSAR may be granted to the Grantee for no more than the number of shares subject to the simultaneously or previously granted Option to which it is coupled.

                (c) A CSAR shall entitle the Grantee (or other person entitled to exercise the Option pursuant to the Plan) to surrender to the Company unexercised a portion of the Option to which the CSAR relates (to the extent then exercisable pursuant to its terms) and to receive from the Company in exchange therefor an amount determined by multiplying the difference obtained by subtracting the Option exercise price from the Fair Market Value of a share of Common Stock on the date of exercise of the CSAR by the number of shares of Common Stock with respect to which the CSAR shall have been exercised, subject to any limitations the Committee may impose.

           9.3. Independent Stock Appreciation Rights.
                -------------------------------------

                (a) An Independent Stock Appreciation Right ("ISAR") shall be unrelated to any Option and shall have a term set by the Committee. An ISAR shall be exercisable in such installments as the Committee may determine. An ISAR shall cover such number of shares of Common Stock as the Committee may determine. The exercise price per share of Common Stock subject to each ISAR shall be set by the Committee. An ISAR is exercisable only while the Holder is an Employee or Consultant; provided that the Committee may determine that the ISAR may be exercised subsequent to Termination of Employment or Termination of Consultancy without cause, or following a change in control of the Company, or because of the Holder's retirement, death or disability, or otherwise.

                (b) An ISAR shall entitle the Holder (or other person entitled to exercise the ISAR pursuant to the Plan) to exercise all or a specified portion of the ISAR (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying the difference obtained by subtracting the exercise price per share of the ISAR from the Fair Market Value of a share of Common Stock on the date of exercise of the ISAR by the number of shares of Common Stock with respect to which the ISAR shall have been exercised, subject to any limitations the Committee may impose.

           9.4. Payment and Limitations on Exercise.
                -----------------------------------

                (a) Payment of the amounts determined under Section 9.2(c) and 9.3(b) above shall be in cash, in Common Stock (based on its Fair Market Value as of the date the Stock Appreciation Right is exercised) or a combination of both, as determined by the Committee. To the extent such payment is effected in Common Stock it shall be made subject to satisfaction of all provisions of Section 6.3 above pertaining to Options.

                (b) Holders of Stock Appreciation Rights may be required to comply with any timing or other restrictions with respect to the settlement or exercise of a Stock Appreciation Right, including a window-period limitation, as may be imposed in the discretion of the Committee.

                                   ARTICLE X.

                                ADMINISTRATION

           10.1.  Compensation Committee.  The Compensation Committee (or
                  ----------------------
another committee or a subcommittee of the Board assuming the functions of the Committee under the Plan) shall consist of two or more Directors appointed by and holding office at the pleasure of the Board. Appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee may be filled by the Board.

           10.2.  Duties and Powers of Committee.  It shall be the duty of the
                  ------------------------------
Committee to conduct the general administration of the Plan in accordance with its provisions. The Committee shall have the power to interpret the Plan and the agreements pursuant to which Awards are granted or awarded, and to adopt such rules for the administration, interpretation, and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. Any such grant or award under the Plan need not be the same with respect to each Holder. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan.

           10.3.  Majority Rule; Unanimous Written Consent.  The Committee shall
                  ----------------------------------------
act by a majority of its members in attendance at a meeting at which a quorum is present or by a memorandum or other written instrument signed by all members of the Committee.

           10.4.  Compensation; Professional Assistance; Good Faith Actions.
                  ---------------------------------------------------------
Members of the Committee shall receive such compensation for their services as members as may be determined by the Board. All expenses and liabilities which members of the Committee incur in connection with the administration of the Plan shall be borne by the Company. The Committee may, with the approval of the Board, employ attorneys, consultants, accountants, appraisers, brokers, or other persons. The Committee, the Company and the Company's officers and Directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee or the Board in good faith shall be final and binding upon all Holders, the Company and all other interested persons. No members of the Committee or Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or Awards, and all members of the Committee and the Board shall be fully protected by the Company in respect of any such action, determination or interpretation.

           10.5.  Delegation of Authority to Grant Awards. The Committee may,
                  ---------------------------------------
but need not, delegate from time to time some or all of its authority to grant Awards under the Plan to a committee consisting of one or more members of the Committee or of one or more officers of the Company. Any delegation hereunder shall be subject to the restrictions and limits that the Committee specifies at the time of such delegation of authority and may be rescinded at any time by the Committee. At all times, any committee appointed under this Section 10.5 shall serve in such capacity at the pleasure of the Committee.

                                  ARTICLE XI.

                           MISCELLANEOUS PROVISIONS

           11.1.  Not Transferable.  No Award under the Plan may be sold,
                  ----------------
pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution or, subject to the consent of the Administrator, pursuant to a DRO, unless and until such Award has been exercised, or the shares underlying such Award have been issued, and all restrictions applicable to such shares have lapsed. No Award, or interest or right therein shall be liable for the debts, contracts or engagements of the Holder or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.

           During the lifetime of the Holder, only he may exercise an Option or other Award (or any portion thereof) granted to him under the Plan, unless it has been disposed of with the consent of the Administrator pursuant to a DRO. After the death of the Holder, any exercisable portion of an Option or other Award may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Award Agreement, be exercised by his personal representative or by any person empowered to do so under the deceased Holder's will or under the then applicable laws of descent and distribution.

           11.2.  Amendment, Suspension or Termination of the Plan.  Except as
                  ------------------------------------------------
otherwise provided in this Section 11.2, the Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator. No amendment, suspension or termination of the Plan shall, without the consent of the Holder alter or impair any rights or obligations under any Award theretofore granted or awarded, unless the Award itself otherwise expressly so provides. No Awards may be granted or awarded during any period of suspension or after termination of the Plan.

           11.3.  Changes in Common Stock or Assets of the Company, Acquisition
                  -------------------------------------------------------------
or Liquidation of the Company and Other Corporate Events.
--------------------------------------------------------

                  (a) In the event that the Administrator determines that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event, in the Administrator's sole discretion, affects the Common Stock such that an adjustment is determined by the Administrator to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to an Award, then the Administrator shall, in such manner as it may deem equitable, adjust any or all of

                      (i) the number and kind of shares of Common Stock (or other securities or property) with respect to which Awards may be granted or awarded,

                      (ii) the number and kind of shares of Common Stock (or other securities or property) subject to outstanding Awards, and

                      (iii) the grant or exercise price with respect to any Award.

           (b) In the event of any transaction or event described in Section 11.3(a) or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate, or of changes in applicable laws, regulations, or accounting principles, the Administrator, in its sole and absolute discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Holder's request, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

                      (i) To provide for either the purchase of any such Award for an amount of cash equal to the amount that could have been attained upon the exercise of such Award or realization of the Holder's rights had such Award been currently exercisable or payable or fully vested or the replacement of such Award with other rights or property selected by the Administrator in its sole discretion;

                      (ii) To provide that the Award cannot vest, be exercised or become payable after such event;

                      (iii) To provide that such Award shall be exercisable as to all shares covered thereby, notwithstanding anything to the contrary in
     (A) Section 5.3 or 5.4 or (B) the provisions of such Award;

                      (iv) To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

                      (v) To make adjustments in the number and type of shares of Common Stock (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Restricted Stock and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding options, rights and awards and options, rights and awards which may be granted in the future; and

                      (vi) To provide that, for a specified period of time prior to such event, the restrictions imposed under an Award Agreement upon some or all shares of Restricted Stock may be terminated, and, in the case of Restricted Stock, some or all shares of such Restricted Stock may cease to be subject to repurchase under Section 7.5 or forfeiture under Section
     7.4 after such event.

           (c) Subject to Section 11.8, the Administrator may, in its discretion, include such further provisions and limitations in any Award, agreement or certificate, as it may deem equitable and in the best interests of the Company.

           (d) Notwithstanding the foregoing, in the event that the Company becomes a party to a transaction that is intended to qualify for "pooling of interests" accounting treatment and, but for one or more of the provisions of this Plan or any Award Agreement would so qualify, then this Plan and any Award Agreement shall be interpreted so as to preserve such accounting treatment, and to the extent that any provision of the Plan or any Award Agreement would disqualify the transaction from pooling of interests accounting treatment (including, if applicable, an entire Award Agreement), then such provision shall be null and void. All determinations to be made in connection with the preceding sentence shall be made by the independent accounting firm whose opinion with respect to "pooling of interests" treatment is required as a condition to the Company's consummation of such transaction.

           (e) The existence of the Plan, the Award Agreement and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

           11.4.  Tax Withholding.  The Company shall be entitled to require
                  ---------------
payment in cash or deduction from other compensation payable to each Holder of any sums required by federal, state or local tax law to be withheld with respect to the issuance, vesting, exercise or payment of any Award. The Administrator may in its discretion and in satisfaction of the foregoing requirement allow such Holder to elect to have the Company withhold shares of Common Stock otherwise issuable under such Award (or allow the return of shares of Common Stock) having a Fair Market Value equal to the sums required to be withheld.

           11.5.  Loans. The Committee may, in its discretion, extend one or
                  -----
more loans to Employees in connection with the exercise or receipt of an Award granted or awarded under the Plan, or the issuance of Restricted Stock awarded under the Plan. The terms and conditions of any such loan shall be set by the Committee.

           11.6.  Forfeiture Provisions.  Pursuant to its general authority
                  ---------------------
to determine the terms and conditions applicable to Awards under the Plan, the Administrator shall have the right to provide, in the terms of Awards made under the Plan, or to require a Holder to agree by separate written instrument, that
(a) (i) any proceeds, gains or other economic benefit actually or constructively received by the Holder upon any receipt or exercise of the Award, or upon the receipt or resale of any Common Stock underlying the Award, must be paid to the Company, and (ii) the Award shall terminate and any unexercised portion of the Award (whether or not vested) shall be forfeited, if (b)(i) a Termination of Employment or Termination of Consultancy occurs prior to a specified date, or within a specified time period following receipt or exercise of the Award, or
(ii) the Holder at any time, or during a specified time period, engages in any activity in competition with the Company, or which is inimical, contrary or harmful to the interests of the Company, as further defined by the Administrator or the Holder incurs a Termination of Employment or Termination of Consultancy for cause.

           11.7.  Effect of Plan Upon Options and Compensation Plans.  The
                  --------------------------------------------------
adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Subsidiary. Nothing in the Plan shall be construed to limit the right of the Company (a) to establish any other forms of incentives or compensation for Employees or Consultants of the Company or any Subsidiary or (b) to grant or assume options or other rights or awards otherwise than under the Plan in connection with any proper corporate purpose including but not by way of limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, limited liability company, firm or association.

           11.8.  Compliance with Laws.  The Plan, the granting and vesting of
                  --------------------
Awards under the Plan and the issuance and delivery of shares of Common Stock and the payment of money under the Plan or under Awards granted or awarded hereunder are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under the Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

           11.9.  Titles.  Titles are provided herein for convenience only and
                  ------
are not to serve as a basis for interpretation or construction of the Plan.

           11.10. Governing Law. The Plan and any agreements hereunder shall be
                  -------------
administered, interpreted and enforced under the internal laws of the State of Nevada without regard to conflicts of laws thereof.